Exhibit 4.8


                                    Agreement

                                     between

                                    Dyno ASA,
                            Dyno Industries USA Inc.
                                       and
                               Dyno Nederland B.V.
                           (jointly as the "Sellers")

                                       and

                                 Dyno Nobel ASA,
                          Dyno Nobel Holding USA Inc.,
                        Dyno Nobel Holding Australia Ltd,
                          Dyno Nobel Holding Sweden AB,
                                       and
                                 Dyno Nobel B.V.
                            (jointly as the "Buyers")

                            Amendment Agreement no 1

to the Sale and Purchase Agreement dated 8th August 2000 relating to the explosive business of the Dyno ASA Group transferred from the Sellers to the Buyers (hereinafter the "Separation Agreement").

--------------------------------------------------------------------------------

1    Definitions

Unless otherwise defined herein, capitalised terms used in this Amendment Agreement No 1 shall have the same meaning as set out in the Separation Agreement.

2    Amendments of Definitions

"Explosive Assets"
means the assets relating to the Explosives Business as of the Closing Date, including but not limited to, the assets listed in Schedule 1 D, the trade name and trademarks "Dyno Nobel" and further all other assets of the Dyno ASA Group which do not belong to or are related to the Chemicals Business, the Investco Business or are Excluded Assets;

3    Clause 11 - Tradenames and trademarks

In accordance with section 11.3 of the Separation Agreement the Parties have agreed that the ownership of the trade mark "DYNO" (the "Trade Mark") shall be transferred to Dyno Nobel ASA without any further compensation. The transfer shall take place within 90 days from the signing of this Amendment Agreement.

The Sellers shall however, be entitled to continue to use trade marks and trade names where the Trade Mark is a part of such existing trade name or trade mark of the Seller, if such trade mark or trade name is used by the Sellers as of date of this Amendment Agreement. The right to use these trade marks and trade names shall be royalty-free and non-exclusive. A list of such trade marks and trade names that the Sellers are entitled to use, is attached as Schedule 11.

The Sellers shall within 3 years from signing the Amendment Agreement have changed all trade names of the Sellers where the Trade Mark is a part of such existing trade name, such that the Trade Mark is no longer part of the trade names held be the Sellers.

4    Casas Dyno

For the sake of clarification the parties hereby confirm that all assets and liabilities located at Lanzarote, the Canary Islands, including the real properties and household effects referred to as "Casas Dyno", belongs to Dyno Nobel ASA.

5    Schedules

5.1 The Parties hereby agree that Schedule 1 A is amended as reflected in the attached Revised Schedule 1 A.

5.2 The Parties hereby agree that Schedule 1 D is amended as reflected in the attached Amendments to Schedule 1 D. The amendments hereby conducted in
     Schedule 1 D are not ment to represent alternations of the main principals agreed upon between the parties as to the allocation of real property, but only to correct certain errors made in the original listings in such schedule.

5.3 The Parties hereby agree that Schedule 3.2 is amended as reflected in the attached Revised Schedule 3.2.


This Amendment Agreement has been signed in eight original copies, one for each of the Parties.

           DYNEA ASA                             DYNO NOBEL ASA

------------------------------           ------------------------------

   DYNO INDUSTRIES USA INC.                DYNO NOBEL HOLDING USA INC.

------------------------------           ------------------------------

      DYNO NEDERLAND B.V.               DYNO NOBEL HOLDING AUSTRALIA LTD.

------------------------------           ------------------------------

        DYNO NOBEL B.V.                   DYNO NOBEL HOLDING SWEDEN AB

------------------------------           ------------------------------

                                                             Revised Schedule 1A


------------------------------------------------------------------------------------------------------------------------------------
                                            DYNO                       FELLER                            Polimoon
                                   DYNO    NOBEL     DYNO   GULLAUG  EIENDOMS                        SUM   Vendor   Andel   DYNO ASA
        September 1999          DEFENCE   NORWAY  GULLAUG  LANDBRUK     DRIFT    ELM.    KORR. EXPLOSIVES    Note  B29-NK EXPLOSIVES
------------------------------------------------------------------------------------------------------------------------------------
51010   External cash and        38,556   37,863      127       868         0          -95,414         0                           0
        cash equivalents
10602   I/C ST (interest              0        0        0         0         0                          0                           0
        bearing rec (ex trade AR))
31109   TOTAL OTHER LIQUID ASSETS     0        0        0         0         0                          0                           0
81213   External trade           18,929   69,512    2,125         0         0                     85,586              171     85,737
        receivables
12131   Internal trade            2,667    3,995   11,873         0         0  -7,046             11,379            8,539     19,919
        receivables
81450   Other short-term            588      865      955         0         0                      2,388            6,294      8,682
        receivables, external
14801   I/C prepaid exp and           0      552        0         0     2,255  -2,255                552                         552
        other interim acc
81600   TOTAL INVENTORIES        20,853   26,025    8,489       176         0                     56,342                      55,342
21268   SHORT-TERM DEFERRED           0        0        0         0         0                          0                           0
        TAX ASSET
10058   I/C LT interest-bearing       0        0        0         0         0                          0                           0
        receivables
16120   Shares in subsidiaries        0        0        0         0         0                          0                           0
61823   Equity in non-consolidated    0        0        0         0         0                          0                           0
        inventories
81829   LT equity securities          0        0        0         0         0                          0           18,887     18,887
        owned 0-20%
81845   Other LT receivables        621    3,566    2,284         0         0                      6,471  220,000  32,945    259,416
81875   PREPAID PENSION               0        0        0         0         0                          0                           0
84999   TOTAL PROPERTY, PLANT    69,532   80,145   78,053     4,428         0                    221,160           06,303    328,462
        AND EQUIPMENT
81781   TOTAL INTANGIBLE ASSETS       0        0        0         0         0                          0                           0
81698   LT DEFERRED TAX ASSET     1,612    4,726    5,312         0         0          -11,550         0                           0
------------------------------------------------------------------------------------------------------------------------------------
Total   Assets                  155,529  227,249  109,218     5,472     2,255  -9,301 -106,964   383,858  220,000 173,139    776,997
------------------------------------------------------------------------------------------------------------------------------------
81000   TOTAL ASSETS            155,529  227,249  109,218     5,472     2,255
------------------------------------------------------------------------------------------------------------------------------------
2012    Current portion of LT         0        0        0         0         0                          0                           0
        loans, external
28120   Current portion of LT         0        0        0         0         0                          0                           0
        loans, internal
82530   External current              0        0   21,190         0         0          -21,190         0                           0
        interest-bearing debt
26402   I/C ST payables (excl         0        0        0         0         0                          0                           0
        trading acc payable)
2210    Income and capital            0        0        0         0         0                          0                           0
        taxed payable
62253   Short-term deferred           0        0        0         0         0                          0                           0
        tax liability
82013   External accounts payable 7,094   13,447    8,039         0         0                     28,580            7,515     36,085
820131  Internal accounts payable   157   11,024    2,598         0         0  -6,992              6,787            1,182      7,988
82310   Payroll and Value         1,997   17,900    4,460       113         0                     24,470                      24,470
        Added Taxes
25701   Proposed dividends            0        0        0         0         0                          0            3,550      3,550
        payable, internal
32450   Other interest-free       1,152   11,688       68         0         0     -54             12,855           14,677     27,532
        current liabilities
24201   I/C accrued acc and           0    3,262      267         0         0  -2,255              1,274                       1,274
        other interim acc
------------------------------------------------------------------------------------------------------------------------------------
Sum     Current liabilities      10,400   57,321   36,622       113         0  -9,301  -21,190    73,966           26,924    100,890
------------------------------------------------------------------------------------------------------------------------------------
82800   TOTAL CURRENT            10,400   57,321   36,622       113         0
        LIABILITIES
------------------------------------------------------------------------------------------------------------------------------------
2713    External mortgage loans       0        0        0         0         0                          0                           0
82741   Ext bank loans and            0        0        0         0         0          273,818   273,818  220,000 159,825    653,643
        other non-secur loans
27250   Internal LT                   0        0        0         0         0                          0                           0
        interest-bearing loans
27260   Internal LT                   0        0        0         0         0                          0          -19,300    -19,300
        interest-free loans
27801   Subordinated loans,           0        0        0         0         0                          0                           0
        internal
52,751  Long-term deferred        8,284      433   10,992        53         0          -19,772         0                           0
        tax liabilities
82762   Accrued pension           3,959   14,892   17,224         0         0                     36,075            5,690     41,765
        liabilities
82770   Other non-current             0        0        0         0         0                          0                           0
        liabilities
OF      Balance Differences           0        0        0         0         0                          0                           0
BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Sum     Non-current liabilities  12,223   15,325   28,216        83         0       0  254,046   309,893  220,000 146,215    676,108
------------------------------------------------------------------------------------------------------------------------------------
82705   TOTAL NON-CURRENT        12,223   15,325   28,216        83         0
        LIABILITIES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
82910   Total minority                0        0        0         0         0                          0                           0
        interest (balance)
------------------------------------------------------------------------------------------------------------------------------------
28200   TOTAL SHAREHOLDERS      133,306  154,603   44,380     5,276     2,255         -339,820         0                           0
        EQUITY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL   LIABILITIES AND EQUITY  155,529  227,249  190,218     5,472     2,255  -9,301 -106,964   383,858  220,000 173,139    776,997
------------------------------------------------------------------------------------------------------------------------------------
82000   TOTAL LIABILITIES AND   155,529  227,249  109,218     5,472     2,255
        EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                                       Amendments to Schedule 1D


Real Property

(The "No"-references used below is equivalent to the number reference on Schedule 1D in the Agreement.)

Engene

o From the property gnr 53 bnr 13 in Hurum municipality there shall be parcelled out two properties related to the cottages named "Farup" and "Simonsen". The Simonsen-cottage shall be returned to Dyno (has changed its name to Dynea ASA).

o    The property gnr 55 bnr 3 in Hurum has under separate agreement
     (the Engene split) been divided between the Chemical Business and the Explosive Business. The portion of the property gnr 53 bnr 3 related to the Chemical Business has been parcelled out (into gnr 53 bnr 30) and transferred to Dyno (has changed its name to Dynea ASA).

o    The property gnr 53 bnr 256 shall be added to the list.

o The property gnr 1 bnr 232 in Hurum municipality does not longer exist (merged with other property) and shall be removed from the list.


Explosive Warehouses

o The property gnr 105 bnr 69 (No 86, Hitra municipality), gnr 116 bnr 80 (No 87, Hitra municipality, gnr 19 bnr 1 fnr 8 (No 101, Tana municipality), gnr 18 bnr 1 fnr 1 (No 102, Sortland municipality), gnr 65 bnr 1 fnr 124 (No 106, Hemnes municipality) and gnr 436 bnr 320 (No 108), Arendal municipality)in Br0nn0y municipality shall be added to the list.

o The properties gnr 116 bnr 79 F and gnr 116 bnr 80 F shall be removed from the list as the explosive warehouse has been shut down and the lease agreement related to these properties was terminated prior to Closing.

Other

o 6/43 of the property gnr 131 bnr 6 in Ski municipality shall be added to the list.

o    The property gnr 32 bnr 5 in Ris0r municipality shall be added to the list.

o    No 114 on the list shall be gnr 142 bnr 3 in Tokke municipality.

                                                            Revised Schedule 3.2


PROJECT FIRE

Purchase Price


NOK                             Purchase Price     Interest cost     US PP  Fee to Fondinans   Mgmt Options Purchase Price
                                                      75 846 010         0                 0              0
-----------------------------------------------------------------------------------------------------------------------------
Dyno Nobel Shares                 328 687 000         12 865 310         0                 0              0   341 552 223
Australian Shares                 508 631 000         19 806 153         0                 0              0   528 437 153
Swedish Shares                    284 667 000         11 084 967         0                 0              0   295 751 967
Dutch Shares                       63 800 000          2 418 182         0                 0              0     66 218269
US Shares Dyno Nobel Inc.         460 090 000         18 870 042         0                 0              0   478 960 042
US Shares Dyno Leasing Inc.         2 230 000             91 461         0                 0              0     2 321 461
Explosives Business               275 035 000         10 709 895         0                 0              0   285 744 895
-----------------------------------------------------------------------------------------------------------------------------
Total                           1 923 140 000         75 846 010                                            1 998 986 010
=============================================================================================================================
Total excl. US Shares           1 460 820 000



US Shares will assume a total of 25% of all the costs that are to be allocated, the rest is allocated proportionally.

In NOK Thousand                                     Purchase Price

Dyno Nobel companies

Dyno Consult AS (Norway)                                    6 725
Bamble Mek. Ind. AS (60%) (Norway)                            865
Nordenfjeldske Spraengstof AS (Norway)                        851
Nobel Indusrier AS (Norway)                                     0
Dyno Nobel Slovakia a.s. (Slovakia)                           384
Dyno Nitromed AS Ltd. (60%) (Bulgaria)                      5 037
Dyno Nobel Czechia s.s.o. (Czech Republic)                      0
Dyno Nobel Pland sp. Zoo (56%) (Poland)                     1 721
Dyno Nobel Ltd. (Canada)                                   10 041
Dyno Nobel Colombia S.A. (91%) (Colombia)                   9 239
Tec Harseim International SA (100%) (Chile)                   500
Inversiones Dyno Nobel Chile Ltda. (Chile)                154 512
Tec Harseim s.a.i.c.                                           17
Tec Harseim CentroAmerica, Costa Rica                           0
Dyno Nobel Hong Kong Ltd (China)                           14 628
Dyno Nobel Zambia Limited (Zambia)                          5 328
Dyno Nobel Japan Co Ltd. (51%) (Japan)                        602
Thai Nitrate Company Limited (60%) (Thailand)              64 886
Ammonium Nitrate Development and Production Ltd.           14 566
Dyno Nobel Laos Limited                                         0
Dyno Explosives Asia Pacific Ltd                                0
PT Dyno Nobel Indonesia                                    15 666
NE Agerup Spraengstof AS (50%) (Norway)                     1 514
Nitro Nobel Zimbabwe (Pvt) Ltd (25%) (Zimbabwe)             1 239
Tenaga Kimia Sdn. Bhd. (Malaysia)                          11 899
Nitedals Krutvaerk                                         22 100
Arboleda S.A., Panama                                           0


Total Dyno Nobel Shares                                   341 552

                                                                     Schedule 11

LIST OF TRADE NAMES

Dynochem Ireland Ltd.
Dyno Industries (W.A.) Pty. Ltd.
Dyno Oil Field Chemicals Australia Pty. Ltd.
Dyno-Enpro Oil Field Chemicals India Pvt. Ltd.
PT Dyno Indria
PT Dyno Mugi Indonesia
PT Dyno Oil Field Chemicals Indonesia
Dyno Pakistan Limited
Dyno TTI Chemicals Co. Ltd.
Dyno Oil Field Chemicals ME Fze
Dynochem Vietnam Co. Ltd.
Industrias Quimicas Dyno do Brasil S.A.
Dyno Chemie B.V.
Dyno Nederland B.V.
Dyno Invest AS
Nordkem Dynopart Holding AS
Dynopart Holding AS
Dynopart AS
Dyno Industries UK Ltd.
Dynochem do Brasil Ltd.
Dyno Industries U.S.A. Inc.
Dynochem (Malaysia) Sdn. Bhd.

LIST OF TRADE MARKS

Dynoadd

Dynochem

Dynocryl

Dynoform

Dynokoll

DynoLam

Dynolex

Dynolink

Dynolyd

Dynomel

Dynopreg

Dynorit

Dynosol

Dynotal

Dynotech